Exhibit 99.1

Press Contact:	Industry Analyst Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Trevor Bratton	Carol Villazon
408-853-9848	949-823-1212	408-527-6538
rojenkin@cisco.com	trbratto@cisco.com	carolv@cisco.com

Cisco Announces Agreement to Acquire Sourcefire

Accelerates Cisco’s Security Vision of Continuous and Pervasive Advanced Threat Protection

SAN JOSE, Calif. and COLUMBIA, MD, July 23, 2013 – Cisco (NASDAQ: CSCO) and Sourcefire (NASDAQ: FIRE) today announced a definitive agreement for Cisco to acquire Sourcefire, a leader in intelligent cybersecurity solutions. Cisco and Sourcefire will combine their world-class products, technologies and research teams to provide continuous and pervasive advanced threat protection across the entire attack continuum – before, during and after an attack – and from any device to any cloud.

Mobility, cloud and the evolution of the “Internet of Everything” are drastically changing today’s IT security landscape, making traditional disparate products insufficient to protect organizations from dynamic threats. Sourcefire delivers innovative, highly automated security through continuous awareness, threat detection and protection across its industry-leading portfolio, including next-generation intrusion prevention systems, next-generation firewalls, and advanced malware protection.

The acquisition of Sourcefire adds a team with deep security DNA to Cisco and will accelerate delivery of Cisco’s security strategy of defending, discovering, and remediating advanced threats. With world-class research teams, increased intelligence and expanded threat protection, customers will benefit from continuous security in more places across the network.

Under the terms of the agreement, Cisco will pay $76 per share in cash in exchange for each share of Sourcefire and assume outstanding equity awards for an aggregate purchase price of approximately $2.7 billion, including retention-based incentives. The acquisition has been approved by the board of directors of each company.

“‘Buy’ has always been a key part of our build-buy-partner innovation strategy,” said Hilton Romanski, vice president, Cisco Corporate Development. “Sourcefire aligns well with Cisco’s future vision for security and supports the key pillars of our security strategy. Through our shared view of the critical role the network must play in cybersecurity and threat defense, we have a unique opportunity to deliver the most comprehensive approach to security in the market.”

“The notion of the ‘perimeter’ no longer exists and today’s sophisticated threats are able to circumvent traditional, disparate security products. Organizations require continuous and pervasive advanced threat protection that addresses each phase of the attack continuum,” said Christopher Young, senior vice president, Cisco Security Group. “With the acquisition of Sourcefire, we believe our customers will benefit from one of the industry’s most comprehensive, integrated security solutions – one that is simpler to deploy, and offers better security intelligence.”

“Cisco’s acquisition of Sourcefire will help accelerate the realization of our vision for a new model of security across the extended network,” said Martin Roesch, founder and chief technology officer of Sourcefire. “We’re excited about the opportunities ahead to expand our footprint via Cisco’s global reach, as well as Cisco’s commitment to support our pace of innovation in both commercial markets and the open source community.”

The acquisition is expected to close during the second half of calendar year 2013, subject to customary closing conditions and regulatory reviews. Cisco expects the acquisition to be slightly dilutive to non-

GAAP earnings in fiscal year 2014 due to normal purchase accounting adjustments and integration costs. Once the transaction closes, Cisco will include Sourcefire into its guidance going forward. Prior to the close, Cisco and Sourcefire will continue to operate as separate companies. Upon completion of the transaction Sourcefire employees will join the Cisco Security Group led by Christopher Young.

Sourcefire was founded in 2001 and completed its initial public offering in 2007. The company is based in Columbia, MD, an area widely recognized as a center of excellence for security innovation, and has more than 650 employees worldwide. For the full year ended December 31, 2012, Sourcefire reported revenue of $223.1 million, an increase of 35 percent year-over-year.

Editor’s Note

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Cisco and Sourcefire will host a joint investor call on July 23 at 6:00 a.m. PDT/9:00 a.m. EDT to discuss the proposed transaction. Conference call number is toll free 1-888-788-8648 or international 1-517-308-9239.

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Conference call replay will be available approximately one hour after the conclusion of the event on July 23 through August 6 at toll free 1-888-562-6119 or international 1-203-369-3186. The webcast replay will also be available via Cisco’s Investor Relations website at http://investor.cisco.com.

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Speakers will include: Hilton Romanski, vice president, Corporate Development, Cisco; Christopher Young, senior vice president, Security Group, Cisco; and Martin Roesch, founder and chief technology officer, Sourcefire.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in IT that helps companies seize the opportunities of tomorrow by proving that amazing things can happen when you connect the previously unconnected. For ongoing news, please go to http://thenetwork.cisco.com.

About Sourcefire

Sourcefire, Inc. (NASDAQ: FIRE), a world leader in intelligent cybersecurity solutions, is transforming the way global large- to mid-size organizations and government agencies manage and minimize security risks to their dynamic networks, endpoints, mobile devices and virtual environments. With solutions from a next-generation network security platform to advanced malware protection, Sourcefire’s threat-centric approach provides customers with Agile Security® that delivers protection Before, During and After™ an attack. Trusted for more than 10 years, Sourcefire has earned a reputation for innovation, consistent security effectiveness and world-class research all focused on detecting, understanding and stopping threats. For more information about Sourcefire, please visit www.sourcefire.com.

Cisco and the Cisco logo are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. A listing of Cisco’s trademarks can be found at www.cisco.com/go/trademarks. Third-party trademarks mentioned are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

Sourcefire, the Sourcefire logo, Snort, the Snort and Pig logo, Agile Security and the Agile Security logo, ‘Before, During, and After,’ ClamAV, FireAMP, FirePOWER, FireSIGHT and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Forward-Looking Statements

This written communication may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the combination of the companies’ products and technologies to provide continuous and pervasive advanced threat protection across the entire attack continuum and from any device to any cloud, the acceleration of delivery of Cisco’s security strategy as a result of the acquisition, the delivery of a new continuous security approach for customers, the acceleration of the realization of the vision for a new model of security across the extended network, the expected completion of the acquisition and the time frame in which this will occur, the expected benefits to Cisco and its customers from completing the acquisition, the expected financial performance of Cisco (including earnings projections) following completion of the acquisition, and plans regarding Sourcefire personnel. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, obtaining Sourcefire’s stockholder and regulatory approval of the acquisition or that other conditions to the closing of the transaction may not be satisfied, the potential impact on the business of Sourcefire due to the uncertainty about the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, the outcome of any legal proceedings related to the transaction, general economic conditions, the retention of employees of Sourcefire and the ability of Cisco to successfully integrate Sourcefire’s market opportunities, technology, personnel and operations and to achieve expected benefits. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Cisco’s most recent reports on Form 10-K and Form 10-Q filed with the SEC on September 12, 2012 and May 21, 2013, respectively, as well as the “Risk Factors” section of Sourcefire’s most recent reports on Form 10-K and Form 10-Q filed with the SEC on February 28, 2013 and May 3, 2013, respectively. The parties undertake no obligation to revise or update any forward-looking statements for any reason.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Sourcefire will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of Sourcefire. Sourcefire’s stockholders are urged to read the proxy statement (including all amendments and supplements) and other relevant materials when they become available because they will contain important information. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its web site at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Sourcefire by going to Sourcefire’s Investor Relations page on its corporate website at http://investor.sourcefire.com/ or by directing a request to Sourcefire at: Sourcefire, 9770 Patuxent Woods Drive, Columbia, MD 21046.

Sourcefire and its officers and directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from Sourcefire’s stockholders with respect to the acquisition. Information about Sourcefire’s executive officers and directors is set forth in the proxy statement for the Sourcefire 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2013. Investors may obtain more detailed information regarding the direct and indirect interests of Sourcefire and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Sourcefire’s stockholders in favor of the approval of the transaction. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2012 Annual Meeting of Shareholders, which was filed with the SEC on September 26, 2012, annual report on Form 10-K filed with the SEC on September 12, 2012, Form 8-K filed with the SEC on February 1, 2013, and Form 8-K filed with the SEC on October 4, 2012. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at http://www.cisco.com/go/investors.